Exhibit 10.28

THE GREENBRIER COMPANIES

NONQUALIFIED COMPENSATION PLAN FOR DIRECTORS

ADOPTION AGREEMENT

(Including Code §409A provisions)

Nonqualified Deferred Compensation Plan

Adoption Agreement

NONQUALIFIED

DEFERRED COMPENSATION PLAN

ADOPTION AGREEMENT

The undersigned The Greenbrier Companies (“Employer”) by execution of this Adoption Agreement hereby establishes this Nonqualified Deferred Compensation Plan (“Plan”) consisting of the Basic Plan Document, this Adoption Agreement and all other Exhibits and documents to which they refer. The Employer makes the following elections concerning this Plan. All capitalized terms used in the Adoption Agreement have the same meaning given in the Basic Plan Document. References to “Section” followed by a number in this Adoption Agreement are references to the Basic Plan Document.

PREAMBLE

ERISA/Code Plan Type: The Employer establishes this Plan as (choose one of (a) or (b)):

☒	(a) Nonqualified Deferred Compensation Plan. An unfunded nonqualified deferred compensation plan which is (choose only one of (i), (ii), (iii) or (iv)):

☐	(i) Excess benefit plan. An “excess benefit plan” under ERISA§3(36) and exempt from Title I of ERISA.

☐	(ii) Top-hat plan. A “SERP” or other plan primarily for a “select group of management or highly compensated employees” under ERISA and partially exempt from Title I of ERISA.

☒	(iii) Contractors only. A plan benefiting only Contractors (non-Employees) and exempt from Title I of ERISA.

☐	(iv) Church plan. A church plan as described in Code §414(e) and ERISA §3(33) and maintained by a church or church controlled organization under Code §3121(w)(3) and exempt from Title I of ERISA.

☐	(b) Ineligible 457 Plan. An ineligible 457 Plan subject to Code §457(f). The Employer is (choose only one of (i), (ii) or (iii)):

☐	(i) Governmental Plan. A State.

☐	(ii) Tax-Exempt Plan. A Tax-Exempt Organization. The Plan is intended to be a “top-hat” plan or an excess benefit plan as described in (a)(ii) and (a)(ii) above or the Plan benefits only Contractors.

☐	(iii) Church plan. A church plan as described in Code §414(e) and ERISA §3(33) but which is not maintained by a church or church controlled organization under Code §3121(w)(3).

Note: If the Employer elects (a)(i), the Plan benefits only Employees. If the Employer elects (a)(ii), the Plan generally may not benefit Contractors based on the “primarily” requirement. If the Employer elects (a)(iii), the Plan benefits only Contractors. If the Employer elects (a)(iv), (b)(i), or (b)(iii) the Plan may benefit Employees and Contractors. If the Employer elects (b)(ii), the plan is either a top-hat plan, an excess benefit plan or benefits only Contractors.

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409A Plan Type: The Employer establishes this Plan (choose one of (a) or (b)):

☒	(a) Account Balance Plan. As the following type(s) of Account Balance Plan(s) under Section 1.02 (choose one of (i), (ii) or (iii)):

☒	(i) Elective Deferral Account Balance Plan. See Section 2.02.

☐	(ii) Employer Contribution Account Balance Plan. See Sections 2.03 and 2.04.

☐	(iii) Both. Both an Elective Deferral Account Balance Plan and an Employer Contribution Account Balance Plan.

Note: For purposes of aggregation under Section 1.05, a Separation Pay Plan based only on Voluntary Separation from Service is treated as an Account Balance Plan. Nevertheless, if the Employer maintains this Plan as any type of Separation Pay Plan, the Employer should elect (b) below.

☐	(b) Separation Pay Plan. As the following type(s) of Separation Pay Plan(s) under Section 1.42 (choose one of (i) through (iv)):

☐	(i) Involuntary Separation.

☐	(ii) Window Program.

☐	(iii) Voluntary Separation.

☐	(iv) Combination: (specify)

Note: Under a Separation Pay Plan, the Employer must limit its payment election to Separation from Service but it may also include death. Electing death as a separate payment event would permit a different payment election for death versus any other Separation from Service.

Uniformity or Nonuniformity: The nonuniformity provisions described in the Preamble to the Basic Plan Document (choose one of (a) or (b)):

☒	(a) Do not apply. All Adoption Agreement elections and Plan provisions apply to all Participants.

☐	(b) Apply. See Exhibit A to the Adoption Agreement.

ARTICLE I

DEFINITIONS

1.11 Change in Control. Change in Control means (choose (a) or choose one of (b), (c) or (d)):

☐	(a) Not applicable. Change in Control does not apply for purposes of this Plan.

☒	(b) All events. Change in Control means all events under Section 1.11.

☐	(c) Limited events. Change in Control means only the following events under Section 1.11 (choose one or two of (i), (ii) and (iii)):

☐	(i) Change in ownership of the Employer.

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☐	(ii) Change in the effective control of the Employer.

☐	(iii) Change in the ownership of a substantial portion of the Employer’s assets.

☐	(d)(Specify):

Note: The Employer may not use the blank in (d) to specify events not described in Treas. Reg. §1.409A-3(i)(5). However, the Employer may increase the percentages required to trigger a Change in Control under one or all three of the listed events.

1.15 Compensation. The Employer makes the following modifications to the “gross W-2” definition of Compensation (choose (a) or at least one of (b) – (e)):

☐	(a) No modifications.

☐	(b) Net Compensation. Exclude all elective deferrals to other plans of the Employer described in Section 1.15.

☐	(c) Base Salary only. Exclude all Compensation other than Base Salary.

☐	(d) Bonus only. Exclude all Compensation other than Bonus.

☒	(e)(Specify): Annual cash retainers and fees for Service as a member of the Board of Directors of The Greenbrier Companies; shares of Employer stock received for Board Service pursuant to Restricted Stock Grants and/or on settlement of Restricted Stock Unit awards.

Note: See Section 1.15(B) as to Contractor Compensation.

1.17 Disability. Disability means (choose one of (a) or (b)):

☒	(a) All impairments. All impairments constituting Disability.

☐	(b) Limited. Only the following impairments constituting Disability:

1.20 Effective Date. The effective date of the Plan is (choose one of (a) or (b)):

☒	(a) New Plan. This Plan is a new Plan and is effective July 1, 2012

Note: The effective date should be no earlier than January 1, 2009.

☐	(b) Restated Plan. This Plan is a restated Plan and is restated effective as of (specify a date no later than January 1, 2009). The Plan is restated to comply with Code §409A. The Plan was originally effective

Note: If the Plan (whether or not in written form) was in effect before January 1, 2009, the Plan is a restated Plan.

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1.38 Plan Name. The name of the Plan as adopted by the Employer is: The Greenbrier Companies Nonqualified Deferred Compensation Plan for Directors.

1.39 Retirement Age. A Participant’s Retirement Age under the Plan is (choose only one of (a)-(d)):

☒	(a) Not applicable. Retirement Age does not apply for purposes of this Plan.

☐	(b) Age. The Participant’s attainment of age: .

☐	(c) Age and service. The Participant’s attainment of age with Years of Service (defined under 1.57) with the Employer.

☐	(d)(Specify):

1.40 Separation from Service. In determining whether a Participant has incurred a Separation from Service under the Plan (choose one or both or (a) and (b)):

☒	(a) Determination of “Employer.” In determining the “Employer” under Section 1.40(E) and Code §§414(b) and (c), apply the following percentage: 80 (specify percentage).

Note: The specified percentage may not be more than 80% and may not be less than 20%. If the percentage is less than 50%, there must be legitimate business criteria.

☐	(b) Collectively Bargained Multiple Employer Plan. Under Section 1.40(H), the following reasonable definition of Separation from Service applies: (specify).

1.44 Specified Employees-Elections. The Employer makes the following elections relating to the determination of Specified Employees (choose (a) or choose one or more of (b)-(e)):

☒	(a) Not applicable. The Employer does not have any Specified Employees or none which benefit under the Plan. Alternatively, the Employer makes no special elections under Section 1.44.

☐	(b) Alternative Code §415 Compensation. The Employer elects the following alternative definition of Code §415 Compensation: (specify).

☐	(c) Alternative Specified Employee identification date. The Employer elects the following alternative Specified Employee identification date: (specify).

☐	(d) Alternative Specified Employee effective date. The Employer elects the following alternative Specified Employee effective date: (specify).

☐	(e) Other elections. The Employer makes the following other elections relating to Specified Employees: (specify).

Note: See Treas. Reg. 1.409A-1(i)(8) as to uniformity requirements affecting the above Specified Employee elections.

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1.51 Unforeseeable Emergency. Unforeseeable Emergency means (choose (a) or choose one of (b) or (c)):

☐	(a) Not applicable. Unforeseeable Emergency does not apply for purposes of this Plan.

☒	(b) All events. All events constituting Unforeseeable Emergency.

☐	(c) Limited. Only the following events constituting Unforeseeable Emergency: .

1.56 Wraparound Election. The Plan (choose one of (a) or (b)):

☐	(a) Permits. Permits Participants who participate in a 401(k) or 403(b) plan of the Employer to make Wraparound Elections.

☒	(b) Not permitted. Does not permit Wraparound Elections (or the Employer does not maintain a 401(k) or 403(b) plan covering any Participants).

1.57 Year of Service. The following apply in determining credit for a Year of Service under the Plan (choose (a) or choose one or more of (b) – (e)):

☒	(a) Not applicable. Year of Service does not apply for purposes of this Plan.

☐	(b) Year of continuous service. To receive credit for one Year of Service, the Participant must remain in continuous employment with the Employer (or render contract service to the Employer) for the Participant’s entire Taxable Year.

☐	(c) Service on any day. To receive credit for one Year of Service, the Participant only need be employed by the Employer (or render contract service to the Employer) on any day of the Participant’s Taxable Year.

☐	(d) Pre-Plan service. The Employer will treat service before the Plan’s Effective Date for determining Years of Service as follows (choose one of (i) or (ii)):

☐	(i) Include.

☐	(ii) Disregard.

☐	(e) (Specify):

ARTICLE II

PARTICIPATION

2.01 Participant Designation. The Employer designates the following Employees or Contractors as Participants in the Plan (choose one of (a), (b) or (c)):

☐	(a) All top-hat Employees. All Employees whom the Employer from time to time designates in writing as part of a select group of management or highly compensated employees.

☐	(b) All Employees with maximum qualified plan additions or benefits. All Employees who have reached or will reach their limit under Code §§415(b) or (c) in the Employer’s qualified plan for the Taxable Year, or for the 415 limitation year ending in the Taxable Year.

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☒	(c) Specified Employees/Contractors by name, job title or classification: Duly elected members of the Board of Directors of The Greenbrier Companies.

Note: An Employer might elect (c) and reference Exhibit B to maintain confidentiality within the workforce as to the identity of some or all Participants.

2.02 Elective Deferrals. Elective Deferrals by Participants are (choose one of (a), (b) or (c)):

☒	(a) Permitted. Participants may make Elective Deferrals.

☐	(b) Not permitted. Participants may not make Elective Deferrals.

☐	(c) Frozen Elective Deferrals. The Plan does not permit Elective Deferrals as of:

2.02(A) Amount limitation/conditions. A Participant’s Elective Deferrals for a Taxable Year are subject to the following amount limitation(s) or other conditions (choose (a) or choose at least one of (b) – (d)):

☒	(a) No limitation.

☐	(b) Maximum Elective Deferral amount:

☐	(c) Minimum Elective Deferral amount:

☐	(d) (Specify):

2.02(B) Election timing. A Participant must provide the Elective Deferral election under Section 2.02 to the Employer (choose one of (a) or (b)):

☒	(a) By the deadline. No later than the applicable election deadline under Section 2.02(B).

☐	(b) Specified date. No later than days before the applicable election deadline under Section 2.02(B).

2.02(B)(6) Final payroll period. The Plan treats final payroll period Compensation under Section 2.02(B)(6) as (choose one of (a) or (b)):

☐	(a) Current Year. As Compensation for the current Taxable Year in which the payroll period commenced.

☒	(b) Subsequent Year. As Compensation for the subsequent Taxable Year in which the Employer pays the Compensation.

2.02(C) Election changes/Irrevocability. A Participant who makes an Elective Deferral election before the applicable deadline under Section 2.02(B) (choose one of (a) or (b)):

☒	(a) May change. May change the election until the applicable election deadline.

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☐	(b) May not change. May not change the election as to the first Taxable Year to which the election applies.

Note: A payment election under Section 4.02(A) or (B) is a separate election which is not controlled by this Section 2.02(C). See Section 4.06(B).

2.02(D) Election duration. A Participant’s Elective Deferral election (choose one of (a) or (b)):

☐	(a) Taxable Year(s) only. Applies only to the Participant’s Compensation for the Taxable Year or Taxable Years for which the Participant makes the election.

☒	(b) Continuing. Applies to the Participant’s Compensation for all Taxable Years, commencing with the Taxable Year for which the Participant makes the election, unless the Participant makes a new election or revokes or modifies an existing election.

2.03 Nonelective Contributions. During each Taxable Year the Employer will contribute a Nonelective Contribution for each Participant equal to (choose (a) or (f) or choose one or more of (b) – (e)):

☒	(a) None. The Employer will not make Nonelective Contributions to the Plan.

☐	(b) Fixed percentage. % of the Participant’s Compensation.

☐	(c) Fixed dollar amount. $ per Participant.

☐	(d) Discretionary. Such Nonelective Contributions (or additional Nonelective Contributions) as the Employer may elect, including zero.

☐	(e) (Specify): .

☐	(f) Frozen Nonelective Contributions. The Employer will not make any Nonelective Contributions as of: .

2.04 Matching Contributions. During each Taxable Year, the Employer will contribute a Matching Contribution equal to (choose (a) or (i) or choose one or more of (b) – (h)):

☒	(a) None. The Employer will not make Matching Contributions to the Plan.

☐	(b) Fixed match-flat. An amount equal to % of each Participant’s Elective Deferrals for each Taxable Year.

☐	(c) Fixed match-tiered. An amount equal to the following percentages for each specified level of a Participant’s Elective Deferrals or Years of Service for each Taxable Year:

Elective Deferrals	Matching Percentage
%
%
%
%

Note: Specify Elective Deferrals subject to match as a percentage of Compensation or a dollar amount.

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Years of Service	Matching Percentage
%
%
%
%

☐	(d) No other caps. The Employer in applying the Matching Contribution formula under 2.04(b) or (c) above will not limit the Participant’s Elective Deferrals taken into account (except as indicated above) and otherwise will not limit the amount of the match.

☐	(e) Limit on Elective Deferrals matched. The Employer in making Matching Contributions will disregard a Participant’s Elective Deferrals exceeding (specify percentage or dollar amount of Compensation) for the Taxable Year.

☐	(f) Limit on matching amount. The Matching Contribution for any Participant for a Taxable Year may not exceed: (specify percentage or dollar amount of Compensation).

☐	(g) Discretionary. Such Matching Contributions as the Employer may elect, including zero.

☐	(h)(Specify): .

☐	(i) Frozen Matching Contributions. The Employer will not make any Matching Contributions as of: .

2.05 Actual or Notional Contribution. The Employer’s Contributions will be (choose one of (a) or (b) and choose (c) as applicable):

☒	(a) Actual. Made in cash or property to Participant Accounts or to the Trust.

☐	(b) Notional. Credited to Participant Accounts only as a bookkeeping entry.

☐	(c)(Specify): .

2.06 Allocation Conditions. To receive an allocation of Employer Contributions, a Participant must satisfy the following conditions during the Taxable Year (choose (a) or choose one or both of (b) and (c)):

☒	(a) No allocation conditions.

☐	(b) Year of continuous service. The Participant must remain in continuous employment with the Employer (or render contract service to the Employer) for the entire Taxable Year.

☐	(c)(Specify): .

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ARTICLE III

VESTING AND SUBSTANTIAL RISK OF FORFEITURE

3.01 Vesting Schedule/Other Substantial Risk of Forfeiture. The following vesting schedule or other Substantial Risk of Forfeiture applies to a Participant’s Accrued Benefit (choose (a) or choose one or more of (b) – (f)):

☒	(a) Not applicable. The Plan does not apply a vesting schedule or other Substantial Risk of Forfeiture.

☐	(b) Immediate vesting. 100% Vested at all times with respect to the entire Accrued Benefit.

☐	(c) Immediate vesting (Elective Deferrals)/vesting schedule (Employer Contributions). A Participant’s Elective Deferral Account is 100% Vested at all times. A Participant’s Nonelective Contributions Account and/or Matching Contributions Account are subject to the following vesting schedule:

Years of Service	Vesting %
or less	0%
%
%
%
or more	100%

☐	(d) Vesting schedule—entire Accrued Benefit. The Participant’s entire Accrued Benefit is subject to the following vesting schedule:

Years of Service	Vesting %
or less	0%
%
%
%
%
%
or more	100%

☐	(e) Vesting schedule – class year or all years. The Plan’s vesting schedule applies as follows (Choose one of (i) or (ii)):

☐	(i) Class year. Apply the vesting schedule separately to the Deferred Compensation for each Taxable Year.

☐	(ii) All years. Apply the vesting schedule to all Deferred Compensation.

☐	(f) Other Substantial Risk of Forfeiture. (Specify): .

Note: An Employer may elect both a vesting schedule and an additional Substantial Risk of Forfeiture. In such event, a Participant failing to satisfy the conditions resulting in a Substantial Risk of Forfeiture will forfeit his/her Account, even if 100% Vested under any vesting schedule. If the Plan is an Ineligible 457 Plan, the Employer must specify a Substantial Risk of Forfeiture, which may be a vesting schedule provided that under any “graded” vesting schedule, an Ineligible 457 Plan Participant will be taxed as and when each portion of his/her Deferred Compensation vests.

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3.02 Immediate Vesting upon Specified Events. A Participant’s entire Accrued Benefit is 100% Vested without regard to Years of Service if the Participant’s Separation from Service with the Employer on or following or as a result of (choose (a) or choose one or more of (b) – (e)):

☒	(a) Not Applicable.

☐	(b) Retirement Age. On or following Retirement Age.

☐	(c) Death. As a result of death.

☐	(d) Disability. As a result of Disability.

☐	(e)(Specify): .

Note: An early vesting provision generally does not result in prohibited acceleration of benefits under Code §409A. See Section 4.02(C)(2).

3.03 Application of Forfeitures. The Employer will (choose only one of (a) – (d)):

☒	(a) Not Applicable. Not apply any provision regarding allocation of forfeitures since there are no Plan forfeitures.

☐	(b) Retain. Keep all forfeitures for the Employer’s account.

☐	(c) Allocate. Allocate (in the year in which the forfeiture occurs) any forfeiture to the Accounts of the remaining (nonforfeiting) Participants, in accordance with one of the following methods (choose one of (i) or (ii)):

☐	(i) Per Compensation. In the same ratio each Participant’s Compensation for the Taxable Year bears to the total Compensation of all Participants sharing in the forfeiture allocation for the Taxable Year.

☐	(ii) Per Account balances. In the same ratio each Participant’s Account balance at the beginning of the Taxable Year bears to the total Account balances of all Participants sharing in the forfeiture allocation for the Taxable Year.

(d)	(Specify): .

Note: If the Employer elects to create the Trust under Section 5.03, the Employer should coordinate its forfeiture application elections with the provisions of the Trust.

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ARTICLE IV

BENEFIT PAYMENTS

4.01 Payment Events/Elections. The Plan payment events are (choose one or more of (a) through (i) as applicable):

Note: The Employer must elect the Plan permitted payment events. The Employer may elect all of the 409A permitted events or limit the payment events, but the Employer must elect at least one payment event. If the Plan is a separation pay plan, the Employer must elect 4.01(a) and the Employer also may elect 4.01(b). If the Plan permits initial payment elections, change payment elections, or both, as to any or all of the Plan permitted payment events, the Employer should elect 4.01(d)(iv), (e)(ii) and (i) as applicable. The Employer also should elect under 4.02(A) and 4.02(B) as to who has election rights and to specify any limitations on such rights. If the Plan will not offer any initial or change payment elections, the Employer should not elect 4.01(d)(iv), (e)(ii) or (i). If the Plan will not offer any initial payment elections the Employer also should elect 4.02(A)(a). If the Plan will not offer change payment elections, the Employer also should elect 4.02(B)(a).

☒	(a) Separation from Service.

☒	(b) Death.

☒	(c) Disability.

☐	(d) Specified Time. The Plan permits payment to a Participant at a Specified Time (choose one of (i)—(iv)):

☐	(i) Forfeiture Lapse. At the time that the Deferred Compensation no longer is subject to a Substantial Risk of Forfeiture.

☐	(ii) Stated Age. Upon attainment of age: (specify age).

☐	(iii) (Specify): On: (e.g., January 1, 2015).

☐	(iv) Election. In accordance with a Participant or Employer election under 4.02(A) or (B).

Note: The Employer must approve any Participant payment election. See Section 4.06. Payment at a Specified Time will be a lump-sum payment.

☐	(e) Fixed Schedule. The Plan Permits payment to a Participant in accordance with the following Fixed Schedule (choose one of (i) or (ii)):

☐	(i) Schedule: .

☐	(ii) Election. In accordance with a Participant or Employer election under 4.02(A) or (B).

Note: The Employer must approve any Participant payment election. See Section 4.06. Payment pursuant to a Fixed Schedule will be installments or an annuity commencing at a specific time.

☒	(f) Change in Control. The Plan permits payment to a Participant based on a Change in Control.

☒	(g) Unforeseeable Emergency. The Plan permits payment to a Participant who has an Unforeseeable Emergency.

☐	(h)(Speci (e.g., based on Unforeseeable Emergency, but only as the Elective Deferral Accounts).

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Note: The Employer in (h) may modify any of (a)-(g) but only if such modifications are consistent with Code §409A.

☒	(i) Election. As to 4.01 (a), (b), (c), (f), (g) and/or (h), in accordance with a Participant or Employer election under 4.02(A) or (B).

Note: The Employer must approve any Participant payment election. See Section 4.06.

4.01(E) Contractor deemed Separation from Service. In making any payment to a Contractor based on Separation from Service, the Plan (choose (a) or choose one of (b) or (c)):

☐	(a) Not applicable. Only Employees are Participants in the Plan.

☐	(b) Applies deemed Separation from Service. Applies the deemed Separation from Service provisions of Section 4.01(E).

☒	(c) Does not apply. Does not apply the deemed Separation from Service provisions of Section 4.01(E).

4.02 Timing, Form and Medium of Payment/Elections. The Plan will pay a Participant’s Vested Accrued Benefit as follows (complete (a), (b) and (c)):

(a)	Timing. Payment will commence or be made (choose only one of (i)—(vi)):

☒	(i) 30 days. On a date which is 30 days following the payment event, unless otherwise made at a Specified Time or in accordance with a Fixed Schedule.

☐	(ii) 90 days. On a date which is within 90 days following the payment event, unless otherwise made at a Specified Time or in accordance with a Fixed Schedule.

Note: A Participant may not designate the Taxable Year of Payment under (a)(ii).

☐	(iii) 6 months. On a date that is 6 months following the payment event, unless otherwise made at a Specified Time or in accordance with a Fixed Schedule.

☐	(iv) Specified Time/Fixed Schedule. At the Specified Time under Section 4.01(d) or pursuant to the Fixed Schedule under Section 4.01(e).

☐	(v) (Specify): .

☐	(vi) Election. In accordance with a Participant or Employer election under Sections 4.02(A) or (B).

Note: The Employer must approve any Participant payment election. See Section 4.06(C).

Note: See Section 4.01(D) as to restrictions on timing of payments to Specified Employees.

(b)	Form. The Plan will make payment in the form of (choose one or more of (i) – (v)):

☐	(i) Lump-sum. A single payment.

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☐	(ii) Installments. In installments as follows: .

☐	(iii) Annuity. An immediate annuity contract.

☐	(iv) (Specify): .

☒	(v) Election. In accordance with a Participant or Employer election under Sections 4.02(A) or (B).

Note: The Employer must approve any Participant payment election. See Section 4.06.

(c)	Medium. The form of payment will be (choose only one of (i)—(iv)):

☐	(i) Cash only.

☐	(ii) Property only.

☒	(iii) Property or cash (or both).

☐	(iv) Election. In accordance with a Participant or Employer election under 4.02(A) or (B).

Note: The Employer must approve all Participant payment elections. See Section 4.06.

Note: A choice between cash or property is not subject to Code §409A. See Treas. Reg. §1.409A-2(a)(1).

The Plan treats this election as not being subject to the timing rules applicable to payment elections.

4.02(A) Initial payment elections. The Plan (choose only one of (a)—(d)):

☐	(a) No initial payment elections. The Plan and Adoption Agreement specify the payment events and the timing, form and medium of payment. If there are multiple payment events, the Plan will make payment based on the earliest event to occur except as follows: (indicate no exceptions or specify sequencing).

☒	(b) Participant initial payment election. Permits a Participant initially to elect the payment event and the timing, form and medium of payment of his/her Deferred Compensation in accordance with Section 4.02(A) (choose only one of (i) or (ii)):

☒	(i) All Accounts. The Plan applies a Participant’s elections to all of the Participant’s Accounts under the Plan.

☐	(ii) Elective Deferral Account. The Plan applies a Participant’s elections only to the Participant’s Elective Deferral Account. The Employer will make all payment elections as to Nonelective and Matching Contribution Accounts.

Note: A Participant must elect a payment event from those which the Employer has elected under 4.01 above, which might include all of the 409A permissible payment events. A Participant in his/her election form may limit the payment election to Compensation Deferred at the time of the election or also may apply the payment election to all future Deferred Compensation.

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☐	(c) Employer initial payment election. Permits the Employer (and not the Participant) initially to elect the payment events and the timing, form and medium of payment of all Participant Accounts in accordance with Section 4.02(A).

☐	(d) (Specify): (e.g., the Participant may make an election only as to the Participant’s Grandfathered Amounts).

Note: If a Participant or the Employer does not make an initial payment election, see Sections 4.01(B) and 4.02(A)(5).

4.02(B) Change payment elections. The Plan (choose only one of (a) or (b); choose (c) if (b) applies and choose (d) if applicable):

Note: Even if the Employer under 4.02(A)(a) elects not to permit any Participant or Employer initial payment elections, the Plan under Section 4.02(A)(1)treats a Plan designation of the payment events and of the timing, form and medium of payment as an initial election for purposes of applying any change election the Plan permits.

☐	(a) Change payment elections not permitted. Does not permit a Participant, a Beneficiary or the Employer to make a change payment election in accordance with Section 4.02(B).

☒	(b) Permits change payment elections. Permits change payment elections or changes to change payment elections in accordance with Section 4.02(B) and as follows (choose one or more of (i) -(iv) ):

☒	(i) Participant election. Permits a Participant to make change payment elections.

☐	(ii) Employer election. Permits the Employer to make change payment elections.

☐	(iii) Beneficiary election. Permits a Beneficiary following the Participant’s death to make change payment elections.

☐	(iv) (Specify): (e.g., a Beneficiary may make a change payment election only if the Participant had the right to do so, OR a Participant may make a change payment election only after attaining age 60).

☐	(c) Limit on number of change payment elections. The number of change payment elections (as to any initial payment election) that a Participant, a Beneficiary or the Employer (as applicable) may make is (choose one of (i) or (ii)):

☒	(i) Unlimited. Not limited except as required under Section 4.02(B).

☐	(ii) Limited. Limited to: (specify number).

☐	(d) (Specify): (e.g., permits change payment elections only as to Elective Deferral Account).

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Nonqualified Deferred Compensation Plan

Adoption Agreement

4.02(B)(3)(b) Installment payments. The Plan under Section 4.02(B)(3)(b) for purposes of application of the change payment election provisions treats an installment payment as a (choose one of (a) or (b) or choose (c) if applicable):

☒	(a) Single payment.

☐	(b) Series of payments.

Note: If the Plan is a restated Plan, and the Employer otherwise before January 1, 2008, did not make a written designation regarding the treatment of installment payments, the installments under the Plan as to pre-2008 deferrals must be treated as a single payment. See Treas. Reg. 1.409A-2(b)(2)(iv).

☐	(c) Not applicable. The Plan does not permit installment payments.

4.06(B) Election changes/Irrevocability. A Participant who makes an initial payment election or a change payment election which the Employer has accepted (complete (a) and (b)):

(a) Initial payment elections. (choose one of (i), (ii) or (iii)):

☒	(i) May change. May change the initial payment election as to the Deferred Compensation to which the election applies, until the applicable election deadline under 4.02(A)(2)(a). Any change to an initial payment election made after the initial payment election becomes irrevocable is a change payment election.

☐	(ii) May not change. May not change the initial election as to the Deferred Compensation to which the election applies.

☐	(iii) Not applicable. As elected above, a Participant may not make an initial payment election.

(b) Change payment elections. (choose one of (i), (ii) or (iii)):

☒	(i) May change. May change the change payment election as to the Deferred Compensation to which the election applies. Where the payment event is a Specified Time or a Fixed Schedule, the Participant may change the election until the applicable deadline under Section 4.02(B)(1)(a). Where the change payment election relates to any other payment event (not a Specified Time or a Fixed Schedule), the Participant must make the change within 30 days following the Participant’s making of the change payment election which the Participant seeks to change. Any change to a change payment election made after the change payment election becomes irrevocable is a new change payment election.

☐	(ii) May not change. May not change the change payment election as to the Deferred Compensation to which the election applies.

☐	(iii) Not applicable. As elected above, a Participant may not make a change payment election.

Note: An Elective Deferral election under Section 2.02(C) is a separate election which is not controlled by this election 4.06(B).

© Copyright 2008 SunGard	7/08 15

Nonqualified Deferred Compensation Plan

Adoption Agreement

ARTICLE V

TRUST ELECTION AND INVESTMENTS

5.02 No Trust. The Employer by electing (a) or (b) below does not create the Trust described in Section 5.03. Section 5.02 applies. The Employer will credit each Participant’s Account with (choose one or both of (a) or (b)):

☒	(a) Actual Earnings (choose only one of (i) through (iv)):

☐	(i) Employer direction. As a result of the Employer’s directed investment of the Account.

☐	(ii) Participant direction. As a result of the Participant’s directed investment of his/her own Account.

☐	(iii) Participant direction over Elective Deferrals. As a result of the Participant’s directed investment of his/her own Elective Deferral Account, and the Employer’s directed investment of the balance of the Participant’s Account.

☒	(iv)(Specify): Participant direction of cash elective deferral amounts. Shares of Employer stock deferred under the Plan must remain invested in Employer stock while held in the Trust.

☐	(b) Notional Earnings. (choose one or both of (i) or (ii)):

☐	(i) Fixed/floating interest. Interest at the rate of and applied to (choose only one of (A), (B) or (C)):

Note: Use blank to specify rate, fixed or floating with index, time interval, simple or compounded interest, etc.

☐	(A) Total Account. The Participant’s entire Account.

☐	(B) Deferrals only. The Participant’s Elective Deferral Account, with the balance of the Account being subject to actual Earnings as specified in 5.02(a).

☐	(C) Employer Contribution only. The Participant’s Employer Contribution Accounts with the balance of the Account being subject to actual Earnings as specified in 5.02(a).

☐	(ii) (Specify): .

5.03 Trust. The Employer by electing (a) or (b) below will establish the Trust described in Section 5.03 and designated as Exhibit C. The Trust will be identical in form to the Model Rabbi Trust issued by the Internal Revenue Service under Rev. Proc. 92-64 or any successor thereto. The Employer also may modify the Trust if necessary to comply with Applicable Guidance. The Employer will select among the optional and alternative features available under the Trust, and the Employer will not establish or adopt any other trust under the Plan. The version of the Trust the Employer adopts is (choose one of (a) or (b)):

☒	(a) Individually designed version.

☐	(b) Adoption agreement version.

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Nonqualified Deferred Compensation Plan

Adoption Agreement

EMPLOYER SIGNATURE

The Employer hereby agrees to the provisions of this Plan, and in witness of its agreement, the Employer, by its duly authorized officer, has executed this Adoption Agreement on                    .

Name of Employer:
Employer’s EIN:
Signed: /s/ Martin R. Baker
Senior Vice President [Name/Title]

© Copyright 2008 SunGard	7/08 17

Nonqualified Deferred Compensation Plan

Adoption Agreement

TRUSTEE SIGNATURE

[If Trust created under Section 5.03]

The Trustee(s), by executing this Adoption Agreement on                     , accept(s) the appointment as Trustee of the Trust created under Section 5.03 of the Plan and attached hereto as Exhibit C.

Name of Trustee(s):
Signed:
Signed:
[Name/Title]
[Name/Title]

18 7/08

TRUST UNDER THE

DEFERRED COMPENSATION PLAN FOR DIRECTORS

(Stock Account)

THIS AGREEMENT is made this 1st day of July, 2012 by and between The Greenbrier Companies, Inc. (“Greenbrier” or the “Company”), a corporation organized under the laws of the State of Oregon and having its principal office and place of business in Oregon, and Reliance Trust Company, a trust organization under the laws of the United States of America and having its principal office and place of business in Atlanta, Georgia, as trustee (the “Trustee”).

RECITALS

WHEREAS, Greenbrier has adopted The Greenbrier Companies Non-Qualified Deferred Compensation Plan for Directors (the “Plan”) which is an unfunded plan providing deferred compensation benefits to non-employee members of the Board of Directors of the Company;

WHEREAS, the Company desires to establish a separate trust (the “Trust”) solely for the purpose of holding shares of Greenbrier stock which are issued to the Trustee and held in Trust pursuant to the terms of participant deferral elections under the Plan; and

WHEREAS, it is the intention of the parties that the Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded Plan maintained for the purpose of providing deferred compensation for a select group of management according to Title I of the Employee Retirement Income Security Act of 1974 as amended.

NOW, THEREFORE, the parties do hereby establish this Trust for the purpose described in the foregoing Recitals, and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1. ESTABLISHMENT OF TRUST

(a) The Company may from time-to-time deposit with the Trustee in trust shares of common stock of the Company, which assets constitute the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

(b) The Trust hereby established shall be irrevocable.

(c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of Subpart E, part I, subchapter J, chapter I, subtitle A of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and shall be construed accordingly.

(d) The Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of the Participants and their beneficiaries against their Employer. Any assets held by the Trust will be subject to the claims of the Company’s general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

(e) The Trustee agrees to accept additional deposits made by the Company pursuant to Section 1 (a) hereof, and contributions that are paid to it by the Company in accordance with the terms of this Trust Agreement. Such additional deposits and contributions shall be solely in the form of shares of common stock of the Company. The Trustee shall have no duty to determine or collect contributions under the Plan and shall have no responsibility for any property until it is received and accepted by the Trustee. The Company shall have the sole duty and responsibility for the determination of the accuracy and sufficiency of the deposits and contributions to be made under the Plan, the transmittal of the same to the Trustee and compliance with any statute, regulation or rule applicable to contributions.

Section 2. PAYMENTS TO PARTICIPANTS AND THEIR BENEFICIARIES

(a) From time to time, the Company may deliver to the Trustee a schedule (the “Payment Schedule”) that indicates the amounts payable in respect of each Participant (and his or her beneficiaries), that provides a formula or other instructions for determining the amounts payable, the form in which such amounts are to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Payment Schedule and shall pay amounts withheld to the appropriate taxing authorities or determine that such amount have been reported, withheld and paid by the Company. If the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Payment Schedule, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

(b) Upon the receipt by the Trustee of (i) a written notice from the Company, indicating that the Plan has been completely terminated and (ii) a Payment Schedule, indicating how payments shall be made as a result of the termination of the Plan, the Trustee shall pay to each Participant his or her account balance under the Plan in accordance with the terms of such Payment Schedule. Notwithstanding the foregoing, upon the termination of the Plan the Company shall be entitled to make payment of benefits directly to the Participant or their beneficiaries in accordance with subsection (f) below.

(c) The Company hereby agrees that the Authorized Party (as defined below) shall have the exclusive responsibility, and the Trustee shall not have any responsibility or duty under this Trust Agreement for determining that the Payment Schedule is in accordance with the terms of the Plan and applicable law, including without limitation, the amount, timing or method of payment and the identity of each person to whom such payments shall be made. The Trustee shall have no responsibility or duty to determine the tax effect of any payment or to see to the application of any payment.

(d) The entitlement of a Participant or his or her beneficiaries to the benefits under the Plan shall be determined by the Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

(e) The Company may make payment of benefits directly to the Participants or their beneficiaries as they become due under the terms of the Plan. The Company shall notify the Trustee of its decision to make payment of benefits directly to Participants or their beneficiaries. If the Company makes payments according to this subsection the Company shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities.

(f) Company shall furnish the Trustee with a written list of the names, signatures and extent of authority of all persons authorized to direct Trustee and otherwise act on behalf of the Company and the Participants under the terms of this Trust Agreement (“Authorized Party”). The Trustee shall be entitled to rely on and shall be fully protected in acting upon direction from an Authorized Party until notified in writing by the Company, as appropriate, of a change of the identity of an Authorized Party.

(g) In accordance with the procedures mutually acceptable to the Company and Trustee, all directions and instructions to the Trustee from an Authorized Party, including but not limited to the Payment Schedule, shall be in writing, transmitted by mail or by facsimile or shall be an electronic transmission, provided the Trustee may, in its discretion, accept oral directions and instructions and may require confirmation in writing (“Authorized Instructions”).

Section 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENT TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT

(a) The Trustee shall cease payment of benefits to the Participants who are current or former employees of the Company and their beneficiaries if it receives notice that the Company is Insolvent. The Company shall be considered “Insolvent” for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the

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principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

(1) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company’s Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee may discontinue payment of benefits to the Participants or their beneficiaries.

(2) Unless the Trustee has actual knowledge of the Company’s Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company’s solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company’s solvency.

(3) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments of benefits to the Participants and their beneficiaries and shall hold the assets of the Trust for the benefit of the Company’s general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

(4) The Trustee shall resume the payment of benefits to the Participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent). The Trustee may rely on evidence concerning Insolvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning Insolvency. If there is a dispute about Insolvency, the Trustee shall have the right to require the Company to employ and pay for the services of an independent expert to render a written opinion to the Trustee addressing the question of Insolvency.

(c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(a) and (b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Participants or their beneficiaries according to the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance. The Trustee may require a new Payment Schedule from the Company in such event.

Section 4. PAYMENTS TO COMPANY

(a) Except as provided in Sections 3 and in this Section 4(b), because the Trust is irrevocable, in accordance with Section 1(b) hereof, the Company shall not have the right or the power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Participants or their beneficiaries pursuant to the terms of the Plan.

(b) In the event the Company makes payment of benefits directly pursuant to Section 1(e) hereof, the Company may file proof of such payment with the Trustee and request to be reimbursed for said payment. The Trustee shall reimburse the Company for amounts not exceeding the Company’s costs of making Plan payments. The Trustee shall not be obligated to verify the amount of payment beyond receipt of reasonable proof (e.g. cancelled check).

Section 5. INVESTMENT AUTHORITY

(a) The Trustee shall hold, invest and reinvest the principal and income of the Trust as directed by Company or its properly designated agent which directions may be changed from time to time. To the maximum extent permitted by law, the Trustee shall have no duty or responsibility (i) to advise with respect to, or inquire as to the propriety of, any such investment direction or (ii) for any investment decisions made with respect to the Trust by the Company. In the absence of investment direction, the Trustee shall have no obligation to diversify or invest Trust assets, but shall hold the Trust assets in shares of Greenbrier common stock.

(b) All rights associated with assets of the Trust shall be exercised by the Trustee and shall in no event be exercised by or rest with Plan participants, except that voting rights with respect to Trust assets will be exercised by the Trustee as directed by the Company.

(c) The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value, for any asset held by the Trust. This right is exercisable by the Company in a non-fiduciary capacity without the approval or consent of any person in a fiduciary capacity.

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(d) In administering the Trust and carrying out the instructions of the Company in accordance with Section 5(a) and (b) above, the Trustee shall be specifically authorized to:

(1) To vote in person or by general or limited proxy, as directed by an Authorized Party, any securities in which the Trust is invested and similarly to exercise, personally or by general or limited power of attorney, as directed by an Authorized Party, any right appurtenant to any authorized investment held in the Trust.

(2) To exercise all of the further rights, powers, options and privileges granted, provided for, or vested in trustees generally under the laws of the state in which the Trustee has its principal place of business so that the powers conferred upon the Trustee herein shall not be in limitation of any authority conferred by law, but shall be in addition thereto.

(e) The Trustee may exercise the powers described in Section 5(d) with or without Authorized Instructions, but where the Trustee acts on Authorized Instructions, the Trustee shall be fully protected as described in Section 9.

Section 6. ADDITIONAL POWERS OF TRUSTEE.

(a) To the extent necessary or which it deems appropriate to implement its powers under Section 5 or otherwise to fulfill any of its duties and responsibilities as Trustee of the Trust, the Trustee shall have the following additional powers and authority:

(1) To register securities, or any other property, in its name or in the name of any nominee, including the name of any affiliate or the nominee name designated by any affiliate, with or without indication of the capacity in which property shall be held, or to hold securities in bearer form and to deposit any securities or other property in a depository or clearing corporation;

(2) Upon receiving the consent of an Authorized Party, to designate and engage the services of, and to delegate powers and responsibilities to, such agents, representatives, advisers, counsel and accountants as the Trustee considers necessary or appropriate and, as part of its expenses under this Trust Agreement, to pay their reasonable expenses and compensation;

(3) To make, execute and deliver, as Trustee, any and all conveyances, waivers, releases or other instruments in writing necessary or appropriate for the accomplishment of any of the powers listed in this Trust Agreement; and

(4) Generally to do all other acts which the Trustee deems necessary or appropriate for the protection of the Trust.

(5) The Trustee at the direction of the Company may appoint a Custodian, acceptable to the Company, to safeguard the assets of the Trust. The Company hereby authorizes and directs the Trustee to enter into such agreements with the Custodian as may be necessary to establish an account with the Custodian. For administrative purposes, contributions deposited to the appointed Custodian shall be deemed as contributions deposited with the Trustee on behalf of the Trust.

Section 7. DISPOSITION OF INCOME.

During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

Section 8. ACCOUNTING BY TRUSTEE.

(a) The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 90 days following the close of each calendar quarter, or at such other additional times as may be reasonably requested by the Company, and within 90 days after removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

(b) The Trustee shall be entitled to rely on the Recordkeeper (the provider of recordkeeping services for the Plan Administrator) or the Custodial Agent (the custodian of investments), if any other than Trustee, for the maintenance and provision of all records specified in this Section 8.

Section 9. RESPONSIBILITY AND INDEMNITY OF THE TRUSTEE.

(a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity

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and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan and this Trust and is given in writing by the Company or in such other manner prescribed by the Trustee. In the absence of direction, request or approval from the Company, the Trustee shall also incur no liability to any person for any failure to perform an act not contemplated by or in conformity with, the terms of this Trust. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

(b) The Company hereby indemnifies the Trustee and each of its affiliates (collectively, the “Indemnified Parties”) against, and shall hold them harmless from, any and all loss, claims, liability, and expense, including reasonable attorneys’ fees, imposed upon or incurred by any Indemnified Party as a result of any acts taken, or any failure to act, in accordance with the directions from the Company or any designee of the Company, or by reason of the Indemnified Party’s good faith execution of its duties with respect to the Trust, including, but not limited to, its holding of assets of the Trust. The Company’s obligations in the foregoing regard shall be satisfied promptly by the Company, provided that in the event the loss, claim, liability or expense involved is determined by a no longer appealable final judgment entered in a lawsuit or proceeding to have resulted from the negligence or misconduct of the Trustee, the Trustee shall promptly on request thereafter return to the Company any amount previously received by the Trustee under this Section 9(b) with respect to such loss, claim, liability or expense. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust without direction from the Company.

(c) The Trustee shall incur no liability to anyone for any action that it or the Custodian as its delegate takes pursuant to a direction, request or approval given by the Company, Participants, the Investment Committee, the Administrator or by any other party (including, without limitation, the Recordkeeper and any of its agents) to whom authority to give such directions, requests or approvals is delegated under the powers conferred upon the Company, Participants, the Investment Committee, the Administrator or such other party under this Agreement.

(d) The Trustee, upon receipt of the consent of an Authorized Party, at the expense of the Trust or the Company, may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

(e) The Trustee, upon receipt of the consent of an Authorized Party, may hire agents, accountants, actuaries, investment advisers, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

(f) The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall not have the power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor trustee, or to loan to any person the proceeds of any borrowing against such policy.

(g) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

(h) The Trustee shall not be liable for any expense, loss, claim or damage (including counsel fees) suffered by the Participants arising out of or caused by any delay in, or failure of, performance by the Trustee, in whole or in part, arising out of, or caused by, circumstances beyond the Trustee’s control, including without limitation: acts of God, interruption, delay in, or loss (partial or complete) of electrical power or external computer (hardware or software) or communication services (including access to book-entry securities systems maintained by Federal Reserve Bank of New York and/or any clearing corporation); act of civil or military authority; sabotage; natural emergency; epidemic; war or other government actions; civil disturbance; flood, earthquake, fire, other catastrophe; strike or other labor disturbance by employees of nonaffiliates; governmental, judicial, or self-regulatory organization order, rule or regulation; riot; energy or natural resource difficulty or shortage; and inability to obtain materials, equipment or transportation.

(i) If (1) there is any disagreement or dispute in connection with the Trust or the subject matter hereof, including any dispute between the Trustee, the Company or any Participant, or between the Company, any Participant or any person not a party to the Trust or (2) there are adverse or inconsistent claims or demands upon, or inconsistent with instructions to the Trustee, or (3) the Trustee in good faith is in doubt as to what action to take pursuant to the Trust, the Trustee may at its election refuse to comply with any such claims, demands or instructions, or refuse to take any other action pursuant to

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this Trust until (i) the rights of all persons involved in the dispute have been fully and finally adjudicated by a court of competent jurisdiction or the Trustee has resolved any such doubts to its good faith satisfaction; or (ii) all disputes have been resolved between the persons involved and the Trustee has received written notice thereof satisfactory to it from all such persons. Without limiting the generality of the foregoing, the Trustee may at its election interplead the subject matter of this Trust Agreement with a court of competent jurisdiction, or commence judicial proceedings for a declaratory judgment, and the Trustee shall be entitled to recover from the Company or the Trust, both collectively and individually, the Trustee’s attorneys’ fees, expenses and costs in connection with any such interpleader or declaratory judgment action

(j) The Trustee is not a party to, and has no duties or responsibilities under, the Plan other than those that may be expressly contained in this Trust Agreement. In any case in which a provision of this Trust Agreement conflicts with any provision of the Plan, the Plan shall control. The Trustee shall have no duties, responsibilities or liability with respect to the acts or omissions of any prior or successor trustee.

Section 10. COMPENSATION AND EXPENSES OF TRUSTEE

(a) The Company shall pay all administrative and Trustee’s fees and expenses under this Trust Agreement as mutually agreed and, if not so paid, such fees and expenses may be withdrawn from the Trust by the Trustee. If the Trustee advances cash or securities for any purpose, including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Trustee shall incur or be assessed taxes, interest, charges, expenses, assessments, or other liabilities in connection with the performance of this Trust Agreement, except such as may arise from its own negligent action, negligent failure to act or misconduct, any property at any time held for the Trust shall be security therefor and the Trustee shall be entitled to collect from the Company or, if not paid, from the Trust sufficient cash for reimbursement of such taxes, interest, charges, expenses, assessments or other liabilities. If cash is insufficient, the Trustee may dispose of the assets of the Trust to the extent necessary to obtain the aforesaid reimbursement. To the extent the Trustee advances funds to the Trust for disbursements or to effect the settlement of purchase transactions, the Trustee shall be entitled to collect from the Company or, if not so paid, from the Trust either (i) with respect to domestic assets, an amount equal to what would have been earned on the sums advanced (an amount approximating the “federal funds” interest rate) or (ii) with respect to non-domestic assets, the rate applicable to the appropriate foreign market.

Section 11. RESIGNATION AND REMOVAL OF TRUSTEE

(a) The Trustee may resign at any time by written notice to the Company, which shall be effective 30 days after receipt of such notice unless the Company and the Trustee agree otherwise.

(b) The Trustee may be removed by the Company on 60 days’ notice or upon shorter notice accepted by the Trustee. However, upon a Change of Control, as defined herein, the Trustee may not be removed by the Company for four years after the Change of Control unless the persons who are then Participants agree to the removal.

(c) If the Trustee resigns within four years after a Change in Control, as defined herein, the Company shall apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions, unless the then Participants and the Company agree to the selection of a successor trustee.

(d) Upon resignation or removal of the Trustee and appointment of a successor trustee, all assets shall subsequently be transferred to the successor trustee. The transfer shall be completed within 120 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

(e) If Trustee the resigns or is removed, a successor shall be appointed, in accordance with Section 12 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this Section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 12. APPOINTMENT OF SUCCESSOR.

(a) If the Trustee resigns or is removed in accordance with Section 11(a) or (b) hereof, subject to the requirements of Section 11, the Company may appoint any third party, such as a bank trust department or other entity that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new trustee, who shall have all of the rights and powers of the former trustee, including ownership rights in the Trust assets. The former trustee shall execute any instrument necessary or reasonably requested by the Company or the successor trustee to evidence the transfer.

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(b) The successor trustee need not examine the records and acts of any prior trustee and may retain or dispose of existing Trust assets, subject to Sections 8 and 9 hereof. The successor trustee shall not be responsible for and the Company shall indemnify and defend the successor trustee from any claim or liability resulting from any action or inaction of any prior trustee or from any other past event, or any condition existing at the time it becomes successor trustee.

Section 13. AMENDMENT OR TERMINATION

(a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable.

(b) The Trust shall not terminate until the date on which the Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company.

(c) Upon written approval of the Participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, the Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to the Company.

Section 14. MISCELLANEOUS.

(a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b) Benefits payable to Participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal equitable process.

(c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

(d) For purposes of this Trust Agreement, a Change in Control is determined pursuant to the Plan’s definition of a Change in Control.

(e) Neither the Company nor the Trustee may assign this Trust Agreement without the prior written consent of the other.

(f) This Trust Agreement shall be binding upon, and inure to the benefit of, the Company, the Trustee and their respective successors and permitted assigns. Any entity, which shall by merger, consolidation, purchase, or otherwise, succeed to substantially all the trust business of the Trustee shall, upon each succession and without any appointment or other action by the Company, be and become successor trustee hereunder, upon notification to Company.

(g) The provisions of this Trust Agreement are intended to benefit only the parties hereto, their respective successors and assigns, and the Participants and their beneficiaries under the Plan. There are no other third party beneficiaries.

(h) The Company and the Trustee hereby each represents and warrants to the other that it has full authority to enter into this Trust Agreement upon the terms and conditions hereof and that the individual executing this Trust Agreement on its behalf has the requisite authority to bind the Company or the Trustee to this Trust Agreement.

(i) This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by one counterpart.

Section 15. EFFECTIVE DATE

(a) The effective date of this Trust Agreement shall be July 1, 2012.

[Signature page follows.]

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IN WITNESS WHEREOF, Greenbrier and the Trustee have executed this Trust Agreement each by action of a duly authorized person.

(Greenbrier)

By:	/s/ Martin R. Baker	(Signature)

Name/Title:	Senior Vice President

Date:	October 3, 2012

RELIANCE TRUST COMPANY (TRUSTEE)

By:		(Signature)

Name/Title:

Date:

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TRUST UNDER THE

DEFERRED COMPENSATION PLAN FOR DIRECTORS

THIS AGREEMENT is made this 1st day of July, 2012 by and between The Greenbrier Companies, Inc., a corporation organized under the laws of Oregon and having its principal office and place of business in Oregon (“Greenbrier” or the “Company”) and Reliance Trust Company, a trust organization under the laws of the United States of America and having its principal office and place of business in Atlanta, Georgia, as trustee (the “Trustee”).

RECITALS

WHEREAS, Greenbrier has adopted The Greenbrier Companies Nonqualified Deferred Compensation Plan for Directors (the “Plan”), which is an unfunded plan providing deferred compensation benefits to non-employee members of the Board of Directors of the Company; and

WHEREAS, the Company wishes to establish a trust (the “Trust”) and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company’s creditors in the event of the Company’s insolvency, as herein defined, until paid to the Plan participants and their beneficiaries in such manner and at such times as specified in the Plan or paid to the Company in accordance herewith; and

WHEREAS, it is the intention of the parties that the Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded Plan maintained for the purpose of providing deferred compensation for a select group of management according to Title I of the Employee Retirement Income Security Act of 1974 as amended; and

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

SECTION 1. ESTABLISHMENT OF TRUST

(a) The Company shall deposit with the Trustee in trust assets which constitute the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. The Company shall have the right to make additional deposits from time to time in its sole discretion.

(b) The Trust hereby established shall be irrevocable.

(c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of Subpart E, part I, subchapter J, chapter I, subtitle A of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and shall be construed accordingly.

(d) The Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of the Participants and their beneficiaries against their Employer. Any assets held by the Trust will be subject to the claims of the Company’s general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

(e) The Trustee agrees to accept additional deposits made by the Company pursuant to Section 1(a) hereof, and contributions that are paid to it by the Company in accordance with the terms of this Trust Agreement. Such additional deposits and contributions shall be in cash or in such other form that may be acceptable to the Trustee, including but not limited to policies of life insurance. The Trustee shall have no duty to determine or collect contributions under the Plan and shall have no responsibility for any property until it is received and accepted by the Trustee. The Company shall have the sole duty and responsibility for the determination of the accuracy and sufficiency of the deposits and contributions to be made under the Plan, the transmittal of the same to the Trustee and compliance with any statute, regulation or rule applicable to contributions.

SECTION 2. PAYMENTS TO PARTICIPANTS AND THEIR BENEFICIARIES

(a) From time to time, the Company may deliver to the Trustee a schedule (the “Payment Schedule”) that indicates the amounts payable in respect of each

Participant (and his or her beneficiaries), that provides a formula or other instructions for determining the amounts payable, the form in which such amounts are to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Payment Schedule and shall pay amounts withheld to the appropriate taxing authorities or determine that such amount have been reported, withheld and paid by the Company. If the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Payment Schedule, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

(b) Upon the receipt by the Trustee of (i) a written notice from the Company, indicating that the Plan has been completely terminated and (ii) a Payment Schedule, indicating how payments shall be made as a result of the termination of the Plan, the Trustee shall pay to each Participant his or her account balance under the Plan in accordance with the terms of such Payment Schedule. Notwithstanding the foregoing, upon the termination of the Plan the Company shall be entitled to make payment of benefits directly to the Participant or their beneficiaries in accordance with subsection (f) below.

(c) The Company hereby agrees that the Authorized Party (as defined below) shall have the exclusive responsibility, and the Trustee shall not have any responsibility or duty under this Trust Agreement for determining that the Payment Schedule is in accordance with the terms of the Plan and applicable law, including without limitation, the amount, timing or method of payment and the identity of each person to whom such payments shall be made. The Trustee shall have no responsibility or duty to determine the tax effect of any payment or to see to the application of any payment.

(d) The entitlement of a Participant or his or her beneficiaries to the benefits under the Plan shall be determined by the Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

(e) The Company may make payment of benefits directly to the Participants or their beneficiaries as they become due under the terms of the Plan. The Company shall notify the Trustee of its decision to make payment of benefits directly to Participants or their beneficiaries. If the Company makes payments according to this subsection the Company shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities.

(f) Company shall furnish the Trustee with a written list of the names, signatures and extent of authority of all persons authorized to direct Trustee and otherwise act on behalf of the Company and the Participants under the terms of this Trust Agreement (“Authorized Party”). The Trustee shall be entitled to rely on and shall be fully protected in acting upon direction from an Authorized Party until notified in writing by the Company, as appropriate, of a change of the identity of an Authorized Party.

(g) In accordance with the procedures mutually acceptable to the Company and Trustee, all directions and instructions to the Trustee from an Authorized Party, including but not limited to the Payment Schedule, shall be in writing, transmitted by mail or by facsimile or shall be an electronic transmission, provided the Trustee may, in its discretion, accept oral directions and instructions and may require confirmation in writing (“Authorized Instructions”).

SECTION 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENT TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT

(a) The Trustee shall cease payment of benefits to the Participants who are current or former employees of the Company and their beneficiaries if it receives notice that the Company is Insolvent. The Company shall be considered “Insolvent” for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

(1) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company’s Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee may discontinue payment of benefits to the Participants or their beneficiaries.

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(2) Unless the Trustee has actual knowledge of the Company’s Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company’s solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company’s solvency.

(3) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments of benefits to the Participants and their beneficiaries and shall hold the assets of the Trust for the benefit of the Company’s general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

(4) The Trustee shall resume the payment of benefits to the Participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent). The Trustee may rely on evidence concerning Insolvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning Insolvency. If there is a dispute about Insolvency, the Trustee shall have the right to require the Company to employ and pay for the services of an independent expert to render a written opinion to the Trustee addressing the question of Insolvency.

(c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(a) and (b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Participants or their beneficiaries according to the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance. The Trustee may require a new Payment Schedule from the Company in such event.

SECTION 4. PAYMENTS TO COMPANY

(a) Except as provided in Sections 3 and in this Section 4(b), because the Trust is irrevocable, in accordance with Section 1(b) hereof, the Company shall not have the right or the power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Participants or their beneficiaries pursuant to the terms of the Plan.

(b) In the event the Company makes payment of benefits directly pursuant to Section 1(e) hereof, the Company may file proof of such payment with the Trustee and request to be reimbursed for said payment. The Trustee shall reimburse the Company for amounts not exceeding the Company’s costs of making Plan payments. The Trustee shall not be obligated to verify the amount of payment beyond receipt of reasonable proof (e.g. cancelled check).

SECTION 5. INVESTMENT AUTHORITY

(a) The Trustee shall invest and reinvest the principal and income of the Trust as directed by Company or its properly designated agent which directions may be changed from time to time. To the maximum extent permitted by law, the Trustee shall have no duty or responsibility (i) to advise with respect to, or inquire as to the propriety of, any such investment direction or (ii) for any investment decisions made with respect to the Trust by the Company. In the absence of investment direction, the Trustee shall have no obligation to invest Trust assets, but may invest Trust assets in any manner permitted under Section 5(d).

(b) The Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by the Company. All rights associated with assets of the Trust shall be exercised by the Trustee and shall in no event be exercised by or rest with Plan participants, except that voting rights with respect to Trust assets will be exercised by the Company, unless an investment adviser has been appointed pursuant to Section 5(a) and voting authority has been delegated to such investment adviser.

(c) The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value, for any asset held by the Trust. This right is exercisable by the Company in a non-fiduciary capacity without the approval or consent of any person in a fiduciary capacity.

(d) In administering the Trust and carrying out the instructions of the Company in accordance with Section 5(a) above, the Trustee shall be specifically authorized to:

(1) To invest and reinvest the Trust assets, together with the income therefrom, in common stock, preferred stock, convertible preferred stock, bonds, debentures, convertible debentures and bonds, mortgages, notes, commercial paper and other evidences of indebtedness (including those issued by

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the Trustee), shares of mutual funds, guaranteed investment contracts, bank investment contracts, other securities, policies of life insurance, other insurance contracts, annuity contracts, options, options to buy or sell securities or other assets, and all other property of any type (personal, real or mixed, and tangible or intangible);

(2) To deposit or invest all or any part of the assets of the Trust in savings accounts or certificates of deposit or other deposits in a bank or savings and loan association or other depository institution, provided such deposits bear a reasonable interest rate;

(3) To submit or cause to be submitted to the Company, all information received by the Trustee regarding ownership rights pertaining to property held in the Trust;

(4) To hold, manage, improve, repair and control all property, real or personal, forming part of the Trust; to sell, convey, transfer, exchange, partition, lease for any term, even extending beyond the duration of this Trust, and otherwise dispose of the same from time to time;

(5) To make, execute and deliver any and all documents, agreements or other instruments in writing as are necessary or desirable for the accomplishment of any of the powers and duties set forth in this Trust Agreement;

(6) To hold in cash, without liability for interest, such portion of the Trust as is pending investment, or payment of expenses, or the distribution of benefits;

(7) To take such actions as may be necessary or desirable to protect the Trust from loss due to the default on mortgages held in the Trust including with the consent of an Authorized Party the appointment of agents or trustees in such other jurisdictions as may seem desirable, the transfer of property to such agents or trustees as is necessary, or the grant to such agents such powers as are necessary or desirable to protect the Trust.

(8) To vote in person or by general or limited proxy, as directed by an Authorized Party, any securities in which the Trust is invested and similarly to exercise, personally or by general or limited power of attorney, as directed by an Authorized Party, any right appurtenant to any authorized investment held in the Trust.

(9) To maintain accounts at, execute transactions through, and lend on an adequately secured basis stocks, bonds or other securities to, any brokerage or other firm, including any firm which is an affiliate of Trustee;

(10) To exercise all of the further rights, powers, options and privileges granted, provided for, or vested in trustees generally under the laws of the state in which the Trustee has its principal place of business so that the powers conferred upon the Trustee herein shall not be in limitation of any authority conferred by law, but shall be in addition thereto.

(e) The Trustee may exercise the powers described in this Section 5(d) with or without Authorized Instructions, but where the Trustee acts on Authorized Instructions, the Trustee shall be fully protected as described in Section 9.

SECTION 6. ADDITIONAL POWERS OF TRUSTEE.

(a) To the extent necessary or which it deems appropriate to implement its powers under Section 5 or otherwise to fulfill any of its duties and responsibilities as Trustee of the Trust, the Trustee shall have the following additional powers and authority:

(1) To register securities, or any other property, in its name or in the name of any nominee, including the name of any affiliate or the nominee name designated by any affiliate, with or without indication of the capacity in which property shall be held, or to hold securities in bearer form and to deposit any securities or other property in a depository or clearing corporation;

(2) Upon receiving the consent of an Authorized Party, to designate and engage the services of, and to delegate powers and responsibilities to, such agents, representatives, advisers, counsel and accountants as the Trustee considers necessary or appropriate and, as part of its expenses under this Trust Agreement, to pay their reasonable expenses and compensation;

(3) To make, execute and deliver, as Trustee, any and all deeds, leases, mortgages, conveyances, waivers, releases or other instruments in writing necessary or appropriate for the accomplishment of any of the powers listed in this Trust Agreement; and

(4) Generally to do all other acts which the Trustee deems necessary or appropriate for the protection of the Trust.

(5) The Trustee at the direction of the Company may appoint a Custodian, acceptable to the Company, to safeguard the assets of the Trust. The Company hereby authorizes and directs the Trustee to enter into such agreements with the Custodian as may be necessary to establish an account with the Custodian.

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For administrative purposes, contributions deposited to the appointed Custodian shall be deemed as contributions deposited with the Trustee on behalf of the Trust.

SECTION 7. DISPOSITION OF INCOME.

During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

SECTION 8. ACCOUNTING BY TRUSTEE.

(a) The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 90 days following the close of each calendar quarter, or at such other additional times as may be reasonably requested by the Company, and within 90 days after removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

(b) The Trustee shall be entitled to rely on the Recordkeeper (the provider of recordkeeping services for the Plan Administrator) or the Custodial Agent (the custodian of investments), if any other than Trustee, for the maintenance and provision of all records specified in this Section 8.

SECTION 9. RESPONSIBILITY AND INDEMNITY OF THE TRUSTEE.

(a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan(s) and this Trust and is given in writing by the Company or in such other manner prescribed by the Trustee. In the absence of direction, request or approval from the Company, the Trustee shall also incur no liability to any person for any failure to perform an act not contemplated by or in conformity with, the terms of this Trust. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

(b) The Company hereby indemnifies the Trustee and each of its affiliates (collectively, the “Indemnified Parties”) against, and shall hold them harmless from, any and all loss, claims, liability, and expense, including reasonable attorneys’ fees, imposed upon or incurred by any Indemnified Party as a result of any acts taken, or any failure to act, in accordance with the directions from the Company or any designee of the Company, or by reason of the Indemnified Party’s good faith execution of its duties with respect to the Trust, including, but not limited to, its holding of assets of the Trust. The Company’s obligations in the foregoing regard shall be satisfied promptly by the Company, provided that in the event the loss, claim, liability or expense involved is determined by a no longer appealable final judgment entered in a lawsuit or proceeding to have resulted from the negligence or misconduct of the Trustee, the Trustee shall promptly on request thereafter return to the Company any amount previously received by the Trustee under this Section 9(b) with respect to such loss, claim, liability or expense. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust without direction from the Company.

(c) The Trustee shall incur no liability to anyone for any action that it or the Custodian as its delegate takes pursuant to a direction, request or approval given by the Company, Participants, the Investment Committee, the Administrator or by any other party (including, without limitation, the Recordkeeper and any of its agents) to whom authority to give such directions, requests or approvals is delegated under the powers conferred upon the Company, Participants, the Investment Committee, the Administrator or such other party under this Agreement.

(d) The Trustee, upon receipt of the consent of an Authorized Party, at the expense of the Trust or the Company, may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

(e) The Trustee, upon receipt of the consent of an Authorized Party, may hire agents, accountants, actuaries, investment advisers, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

(f) The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided herein, provided, however, that if an insurance policy is held as an asset of the Trust, the

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Trustee shall not have the power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor trustee, or to loan to any person the proceeds of any borrowing against such policy.

(g) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

(h) The Trustee shall not be liable for any expense, loss, claim or damage (including counsel fees) suffered by the Participants arising out of or caused by any delay in, or failure of, performance by the Trustee, in whole or in part, arising out of, or caused by, circumstances beyond the Trustee’s control, including without limitation: acts of God, interruption, delay in, or loss (partial or complete) of electrical power or external computer (hardware or software) or communication services (including access to book-entry securities systems maintained by Federal Reserve Bank of New York and/or any clearing corporation); act of civil or military authority; sabotage; natural emergency; epidemic; war or other government actions; civil disturbance; flood, earthquake, fire, other catastrophe; strike or other labor disturbance by employees of nonaffiliates; governmental, judicial, or self-regulatory organization order, rule or regulation; riot; energy or natural resource difficulty or shortage; and inability to obtain materials, equipment or transportation.

(i) If (1) there is any disagreement or dispute in connection with the Trust or the subject matter hereof, including any dispute between the Trustee, the Company or any Participant, or between the Company, any Participant or any person not a party to the Trust or (2) there are adverse or inconsistent claims or demands upon, or inconsistent with instructions to the Trustee, or (3) the Trustee in good faith is in doubt as to what action to take pursuant to the Trust, the Trustee may at its election refuse to comply with any such claims, demands or instructions, or refuse to take any other action pursuant to this Trust until (i) the rights of all persons involved in the dispute have been fully and finally adjudicated by a court of competent jurisdiction or the Trustee has resolved any such doubts to its good faith satisfaction; or (ii) all disputes have been resolved between the persons involved and the Trustee has received written notice thereof satisfactory to it from all such persons. Without limiting the generality of the foregoing, the Trustee may at its election interplead the subject matter of this Trust Agreement with a court of competent jurisdiction, or commence judicial proceedings for a declaratory judgment, and the Trustee shall be entitled to recover from the Company or the Trust, both collectively and individually, the Trustee’s attorneys’ fees, expenses and costs in connection with any such interpleader or declaratory judgment action

(j) The Trustee is not a party to, and has no duties or responsibilities under, the Plan other than those that may be expressly contained in this Trust Agreement. In any case in which a provision of this Trust Agreement conflicts with any provision of the Plan, the Plan shall control. The Trustee shall have no duties, responsibilities or liability with respect to the acts or omissions of any prior or successor trustee.

SECTION 10. COMPENSATION AND EXPENSES OF TRUSTEE

(a) The Company shall pay all administrative and Trustee’s fees and expenses under this Trust Agreement as mutually agreed and, if not so paid, such fees and expenses may be withdrawn from the Trust by the Trustee. If the Trustee advances cash or securities for any purpose, including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Trustee shall incur or be assessed taxes, interest, charges, expenses, assessments, or other liabilities in connection with the performance of this Trust Agreement, except such as may arise from its own negligent action, negligent failure to act or misconduct, any property at any time held for the Trust shall be security therefor and the Trustee shall be entitled to collect from the Company or, if not paid, from the Trust sufficient cash for reimbursement of such taxes, interest, charges, expenses, assessments or other liabilities. If cash is insufficient, the Trustee may dispose of the assets of the Trust to the extent necessary to obtain the aforesaid reimbursement. To the extent the Trustee advances funds to the Trust for disbursements or to effect the settlement of purchase transactions, the Trustee shall be entitled to collect from the Company or, if not so paid, from the Trust either (i) with respect to domestic assets, an amount equal to what would have been earned on the sums advanced (an amount approximating the “federal funds” interest rate) or (ii) with respect to non-domestic assets, the rate applicable to the appropriate foreign market.

SECTION 11. RESIGNATION AND REMOVAL OF TRUSTEE

(a) The Trustee may resign at any time by written notice to the Company, which shall be effective 30 days after receipt of such notice unless the Company and the Trustee agree otherwise.

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(b) The Trustee may be removed by the Company on 60 days’ notice or upon shorter notice accepted by the Trustee. However, upon a Change of Control, as defined herein, the Trustee may not be removed by the Company for four years after the Change of Control unless the persons who are then Participants agree to the removal.

(c) If the Trustee resigns within four years after a Change in Control, as defined herein, the Company shall apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions, unless the then Participants and the Company agree to the selection of a successor trustee.

(d) Upon resignation or removal of the Trustee and appointment of a successor trustee, all assets shall subsequently be transferred to the successor trustee. The transfer shall be completed within 120 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

(e) If Trustee the resigns or is removed, a successor shall be appointed, in accordance with Section 12 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this Section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

SECTION 12. APPOINTMENT OF SUCCESSOR.

(a) If the Trustee resigns or is removed in accordance with Section 11(a) or (b) hereof, subject to the requirements of Section 11, the Company may appoint any third party, such as a bank trust department or other entity that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new trustee, who shall have all of the rights and powers of the former trustee, including ownership rights in the Trust assets. The former trustee shall execute any instrument necessary or reasonably requested by the Company or the successor trustee to evidence the transfer.

(b) The successor trustee need not examine the records and acts of any prior trustee and may retain or dispose of existing Trust assets, subject to Sections 8 and 9 hereof. The successor trustee shall not be responsible for and the Company shall indemnify and defend the successor trustee from any claim or liability resulting from any action or inaction of any prior trustee or from any other past event, or any condition existing at the time it becomes successor trustee.

SECTION 13. AMENDMENT OR TERMINATION

(a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable.

(b) The Trust shall not terminate until the date on which the Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company.

(c) Upon written approval of the Participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, the Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to the Company.

SECTION 14. MISCELLANEOUS.

(a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b) Benefits payable to Participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal equitable process.

(c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

(d) For purposes of this Trust Agreement, a Change in Control is determined pursuant to the Plan’s definition of a Change in Control.

(e) Neither the Company nor the Trustee may assign this Trust Agreement without the prior written consent of the other. This Trust Agreement shall be binding upon, and inure to the benefit of, the Company, the Trustee and their respective successors and permitted assigns. Any entity, which shall by merger, consolidation, purchase, or otherwise, succeed to substantially all the trust business of the Trustee shall, upon each succession and without any appointment or other action by the Company, be and become successor trustee hereunder, upon notification to Company.

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(f) The provisions of this Trust Agreement are intended to benefit only the parties hereto, their respective successors and assigns, and the Participants and their beneficiaries under the Plan. There are no other third party beneficiaries.

(g) The Company and the Trustee hereby each represents and warrants to the other that it has full authority to enter into this Trust Agreement upon the terms and conditions hereof and that the individual executing this Trust Agreement on its behalf has the requisite authority to bind the Company or the Trustee to this Trust Agreement.

(h) This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by one counterpart.

SECTION 15. EFFECTIVE DATE

(a) The effective date of this Trust Agreement shall be July 1, 2012.

[Signature page follows.]

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(1) IN WITNESS WHEREOF, Greenbrier and the Trustee have executed this Trust Agreement each by action of a duly authorized person.

THE GREENBRIER COMPANIES, INC.

By:	/s/ Martin R. Baker	(Signature)

Name/Title:	Senior Vice President

Date:	October 3, 2012

RELIANCE TRUST COMPANY (TRUSTEE)

By:		(Signature)

Name/Title:

Date:

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